UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2013

MILESTONE SCIENTIFIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:	Submission of Matters to Vote of Security Holders.

On May 23, 2013, Milestone Scientific Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (The “Annual Meeting”). At that meeting, stockholders:

•	Elected four incumbent directors to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified;

•	Adopted a non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers (“Executive Compensation”);

•	Voted to hold an advisory vote to approve the Executive Compensation every three years; and

•	Approved, on an advisory basis, the appointment of Holtz Rubenstein Reminick, LLP as the Company’s independent auditors for the 2013 fiscal year.

The specific votes were as follows:

1.	The election of directors:

	VOTES
NAME	FOR	WITHHELD	BROKER NON-VOTES
Leslie Bernhard	7,017,523	77,848	6,734,039
Leonard A. Osser	7,048,889	46,482	6,734,039
Pablo Felipe Serna Cardenas	7,040,707	54,664	6,734,039
Leonard M. Schiller	7,048,889	46,482	6,734,039

2.	Adoption of the non-binding advisory resolution approving Executive Compensation*:

VOTES
FOR	AGAINST	ABSTAIN
6,939,433	99,537	56,581

*	There were 6,733,859 broker non-votes on this matter.

3.	Frequency of the vote on Executive Compensation*:

VOTES
1 YEAR	2 YEARS	3 YEARS	ABSTAIN
2,840,671	56,143	4,047,657	0

*	There were 6,884,939 broker non-votes on this matter.

Consistent with the foregoing vote on Executive Compensation at the Annual Meeting, the Company has determined that it will include a stockholder vote on Executive Compensation in its proxy materials every three years until the next required vote on the frequency of stockholder vote on Executive Compensation.

4.	Advisory approval of Holtz Rubenstein Reminick LLP:

VOTES
FOR	AGAINST	ABSTAIN
13,802,153	27,191	66

********

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

By:	/s/ Joseph D’Agostino
Joseph D’Agostino
Chief Financial Officer

Dated: May 29, 2013

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